Sub-Item 77I: Terms of New Securities

         Effective January 10, 2008, the Goldman Sachs International Equity Dividend and Premium Fund and Goldman Sachs Structured International Tax-Managed Equity Fund commenced offering Class A, Class C and Institutional Class Shares.

         The terms of Class A, Class C and Institutional Class Shares for these Funds are described in Post-Effective Amendment No. 182 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 10, 2008 (Accession No. 0000950123-08-000285).

         Amendment No. 43 to the Trust's Agreement and Declaration of Trust, dated May 10, 2007, which established Class A, Class C and Institutional Class shares, is incorporated herein by reference to Exhibit (a)(44) to Post-Effective Amendment No. 159 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).

         Effective May 23, 2008, the Goldman Sachs Absolute Return Tracker Fund commenced offering Class A, Class C, and Institutional Class Shares. Effective May 29, 2008, the Goldman Sachs Absolute Return Tracker Fund commenced offering Class R and Class IR Shares

         The terms of Class A, Class C, and Institutional Class Shares for this Fund are described in Post-Effective Amendment No. 203 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 23, 2008 (Accession No. 0000950123-08-006110). The terms of Class R and Class IR Shares for this Fund are described in Post-Effective Amendment No. 204 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 29, 2008 (Accession No. 0000950123-08-006318).

         Amendment No. 46 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class A, Class C, and Institutional Class Shares, is incorporated herein by reference to Exhibit (a)(47) to Post-Effective Amendment No. 173 ("PEA 173") to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 29, 2008 (Accession No. 0000950123-07-015968). Amendment No. 47 to the Trust's
Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR Shares, is incorporated herein by reference to Exhibit
(a)(48) to PEA 173.